VOYAGEUR INTERMEDIATE TAX FREE FUNDS

Registration No. 811-04364
FORM N-SAR
Semi-Annual Period Ended February 28, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Voyageur Intermediate Tax Free Funds (the
"Trust"), on behalf of Delaware Tax-Free Minnesota Intermediate Fund (the "Fund"), the
shareholders of the Fund voted to (i) elect a Board of Trustees for the Trust at a meeting held on
November 12, 2009 and reconvened to March 16, 2010; and (ii) to approve a new investment advisory agreement for the Fund at a meeting held on November 12, 2009 and reconvened to
December 4, 2009.  At the meeting, the following people were elected to serve as Independent
Trustees: Thomas L. Bennett, John A. Fry, Anthony D. Knerr, Lucinda S. Landreth, Ann R. Leven,
Thomas F. Madison, Janet L. Yeomans, and J. Richard Zecher.  In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 6,484,566.470
PERCENTAGE OF OUTSTANDING SHARES 77.047%
PERCENTAGE OF SHARES VOTED 97.545%
SHARES WITH AUTHORITY WITHHELD 163,206.620
PERCENTAGE OF OUTSTANDING SHARES 1.939%
PERCENTAGE OF SHARES VOTED 2.455%

Patrick P. Coyne

SHARES VOTED FOR 6,484,949.955
PERCENTAGE OF OUTSTANDING SHARES 77.052%
PERCENTAGE OF SHARES VOTED 97.551%
SHARES WITH AUTHORITY WITHHELD 162,823.125
PERCENTAGE OF OUTSTANDING SHARES 1.934%
PERCENTAGE OF SHARES VOTED 2.449%

John A. Fry

SHARES VOTED FOR 6,483,192.193
PERCENTAGE OF OUTSTANDING SHARES 77.031%
PERCENTAGE OF SHARES VOTED 97.524%
SHARES WITH AUTHORITY WITHHELD 164,580.897
PERCENTAGE OF OUTSTANDING SHARES 1.955%
PERCENTAGE OF SHARES VOTED 2.476%

Anthony D. Knerr

SHARES VOTED FOR 6,485,116.711
PERCENTAGE OF OUTSTANDING SHARES 77.054%
PERCENTAGE OF SHARES VOTED 97.553%
SHARES WITH AUTHORITY WITHHELD 162,656.379
PERCENTAGE OF OUTSTANDING SHARES 1.932%
PERCENTAGE OF SHARES VOTED 2.447%

Lucinda S. Landreth

SHARES VOTED FOR 6,487,230.281
PERCENTAGE OF OUTSTANDING SHARES 77.079%
PERCENTAGE OF SHARES VOTED 97.585%
SHARES WITH AUTHORITY WITHHELD 160,542.809
PERCENTAGE OF OUTSTANDING SHARES 1.907%
PERCENTAGE OF SHARES VOTED 2.415%

Ann R. Leven

SHARES VOTED FOR 6,485,837.612
PERCENTAGE OF OUTSTANDING SHARES 77.062%
PERCENTAGE OF SHARES VOTED 97.564%
SHARES WITH AUTHORITY WITHHELD 161,935.478
PERCENTAGE OF OUTSTANDING SHARES 1.924%
PERCENTAGE OF SHARES VOTED 2.436%

Thomas F. Madison

SHARES VOTED FOR 6,485,116.711
PERCENTAGE OF OUTSTANDING SHARES 77.054%
PERCENTAGE OF SHARES VOTED 97.553%
SHARES WITH AUTHORITY WITHHELD 162,656.379
PERCENTAGE OF OUTSTANDING SHARES 1.932%
PERCENTAGE OF SHARES VOTED 2.447%

Janet L. Yeomans

SHARES VOTED FOR 6,487,230.281
PERCENTAGE OF OUTSTANDING SHARES 77.079%
PERCENTAGE OF SHARES VOTED 97.585%
SHARES WITH AUTHORITY WITHHELD 160,542.809
PERCENTAGE OF OUTSTANDING SHARES 1.907%
PERCENTAGE OF SHARES VOTED 2.415%

J. Richard Zecher

SHARES VOTED FOR 6,482,808.708
PERCENTAGE OF OUTSTANDING SHARES 77.026%
PERCENTAGE OF SHARES VOTED 97.519%
SHARES WITH AUTHORITY WITHHELD 164,964.382
PERCENTAGE OF OUTSTANDING SHARES 1.960%
PERCENTAGE OF SHARES VOTED 2.481%

2. To approve a new investment advisory agreement for each separate series of the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Tax-Free Minnesota Intermediate Fund

SHARES VOTED FOR 4,242,203.541
PERCENTAGE OF OUTSTANDING SHARES 50.404%
PERCENTAGE OF SHARES VOTED 64.304%
SHARES VOTED AGAINST 70,842.414
PERCENTAGE OF OUTSTANDING SHARES 0.842%
PERCENTAGE OF SHARES VOTED 1.073%
SHARES ABSTAINED 130,166.113
PERCENTAGE OF OUTSTANDING SHARES 1.547%
PERCENTAGE OF SHARES VOTED 1.974%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management
Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company, a series of Delaware Management Business Trust
(the "Manager"), to Macquarie Group (the "Transaction"). On January 4, 2010, the Transaction
was completed and the new investment advisory agreements between the Fund and the Manager that were approved by the shareholders became effective. Delaware Management Holdings, Inc.
is a subsidiary, and subject to the ultimate control, of Macquarie Group. Macquarie Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77Q.1:  Exhibits

Exhibit Reference

77.Q.1.1 Certificate of Amendment to Agreement and Declaration of Trust of
Voyageur Intermediate Tax Free Funds dated August 18, 2009, attached as Exhibit.